SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2006

YOUNG INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)
MISSOURI

(State or other jurisdiction of incorporation)

000-23213	43-1718931

(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045

(Address of principal executive offices)	(Zip Code)
(314) 344-0010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 31, 2006, Young Microbrush, LLC, a Delaware limited liability company (“U.S. Buyer”) and Young Microbrush Ireland Ltd., a Republic of Ireland private limited company (“Irish Buyer” and together with U.S. Buyer, collectively “Buyers”), both wholly-owned subsidiaries of Young Innovations, Inc. (the “Company”), entered into an Agreement for Purchase and Sale of Assets (the “Agreement”) with Microbrush, Inc., a Wisconsin corporation (“U.S. Seller”) and Microbrush International, Ltd., a Republic of Ireland private limited company (“Irish Seller” and together with the U.S. Seller, collectively, “Sellers”) and the stockholders of Sellers. The purchase of the U.S. Purchased Assets (as defined below) closed on July 31, 2006, and the purchase of the Irish Assets (as defined below) is expected to close on or before August 31, 2006 (the “Irish Closing”).

Under the Agreement, Buyers acquired or will acquire all of the right, title and interest in and to substantially all of Sellers’ assets related to the manufacture, development and distribution of dental products including disposable applicators and related products and services in the United States (the “U.S. Purchased Assets”) and Ireland (the “Irish Purchased Assets” and together with the U.S. Purchased Assets, collectively, the “Purchased Assets”). The Purchased Assets include accounts and notes receivables, inventories, machinery and equipment, prepaid expenses and refunds, office furnishings, Sellers’ interest in real estate, technical, processing, manufacturing or marketing information, safe deposit boxes, performance and other bonds, patents, trademarks and trade names, copyrights, customer files and records, permits and licenses used in the operation of the business, information systems and all other assets, properties, right and claims related to the operation of the Business (as defined in the Agreement).

As consideration for the U.S. Purchased Assets, Buyers paid $28,640,000. The Company will pay $3,360,000 for the Irish Assets at the Irish Closing, which is expected to close on or before August 31, 2006. U.S. Buyer will pay U.S. Seller up to an additional $3,000,000 if certain performance targets are achieved over the next two years (the “Earnout”).

$3,000,000 of the aggregate consideration will be deposited into an escrow fund to satisfy any indemnification obligations of Sellers and the stockholders of Sellers under the Agreement. The purchase price is subject to adjustment based on the amount of working capital of Sellers’ business.

The purchase price is being funded through cash on hand and borrowings under the Company’s existing credit facility.

The Agreement contains representations and warranties customary for transactions of this type. The representations and warranties of each of the parties survive the closing of the Merger and remain operative until 18 months following July 31, 2006; provided, however, that certain representations survive for longer periods of time as described in the Agreement. The amounts deposited in escrow may be drawn against by Buyers for losses based upon, attributable to or resulting from the breach or failure of Sellers’ representations or warranties to be true and correct, for losses based upon, attributable to or resulting from the breach or failure of any covenant or other agreement on the part of Buyers. Buyers are also entitled to recover any indemnification payments due under the Agreement by setting off such amount against the

Earnout. The maximum aggregate amount recoverable from the Sellers and the Sellers’ stockholders for claims for indemnification for breach of a representation and warranty is $24,000,0000, other than in the case of fraud or intentional misrepresentation.

The foregoing description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Form 8-K as Exhibit 2.1, which is incorporated herein by reference.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On August 1, 2006, the Company issued a press release announcing that it signed an agreement to acquire all of the assets of the Sellers. A copy of the press release is attached as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)(4)   Financial statements of business acquired. To be filed within seventy-one (71) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01(a)(4) of Form 8-K.

(b)(2)   Pro forma financial information. To be filed within seventy-one (71) days of the date that the filing of this Current Report on Form 8-K is required to be filed with the Securities and Exchange Commission, as permitted by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits
Exhibit Number	Description
2.1

Agreement for Purchase and Sale of Assets, dated July 31, 2006, by and among Young Microbrush, LLC and Young Microbrush Ireland Ltd. on the one hand and Microbrush, Inc. and Microbrush International, Ltd. on the other.*

99.1	Press Release issued August 1, 2006.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Christine Boehning

Christine Boehning
Vice President and Chief Financial Officer

Dated: August 2, 2006